Exhibit 99.4

LETTER TO CLIENTS
LEXICON PHARMACEUTICALS, INC.
Up to 144,247,542 Shares of Common Stock To Be Issued Upon the Exercise of Subscription Rights
November 22, 2011
To Our Clients:
Enclosed for your consideration are the prospectus supplement dated November 22, 2011 and the accompanying prospectus (the “Prospectus”) and the Instructions for Use of Lexicon Pharmaceuticals, Inc. Subscription Rights Certificate and Election Form relating to a subscription rights offering (the “Rights Offering”) by Lexicon Pharmaceuticals, Inc. (the “Company”) to the holders of shares of its common stock, par value $0.001 (“Common Stock”). Holders of Common Stock as of 5:00 p.m., New York time, on November 21, 2011 (the “Record Date”) are receiving, at no charge, non-transferable subscription rights (the “Subscription Rights”) to subscribe for and purchase shares of the Common Stock. The Subscription Rights and the Rights Offering are described in the Prospectus.
In the Rights Offering, the Company is offering up to an aggregate of 144,247,542 shares of Common Stock to be issued upon the exercise of the Subscription Rights, which is described further in the Prospectus. The Subscription Rights will expire, if not exercised earlier, at 5:00 p.m., New York time, on December 22, 2011, unless the Company, with the consent of two of its largest shareholders, Invus, L.P. and Invus C.V., elects to extend the period of the Rights Offering beyond this date (as such date may be extended, the “Expiration Date”) or cancel the Rights Offering earlier.
As described in the Prospectus, you will receive, at no charge, one Subscription Right for each share of Common Stock you owned on the Record Date. Each Subscription Right will allow you to subscribe to purchase 0.427175 share(s) of Common Stock (the “Basic Subscription Privilege”) at a subscription price of $1.13 per share. For example, if you owned 100 shares of Common Stock on the Record Date, you would receive 100 Subscription Rights and would have the right to purchase 42 shares of Common Stock (42.7175 rounded down to the nearest whole number) for $1.13 per share. Subscription Rights may only be exercised in whole share numbers; the Company will not issue fractional shares of Common Stock; and holders will only be entitled to purchase a whole number of shares of Common Stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. All exercises of Subscription Rights are irrevocable.
In the event that you purchase all of the shares of Common Stock available to you pursuant to your Basic Subscription Privilege, you may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of any shares of Common Stock that are not subscribed for by other persons through the exercise of their Basic Subscription Privileges. If sufficient shares of Common Stock are available, the Company will seek to honor your Over-Subscription Privilege request in full. However, if Over-Subscription Privilege requests exceed the aggregate number of shares of Common Stock available for sale pursuant to the Over-Subscription Privilege, the Company will allocate the available shares of Common Stock pro rata among each eligible person properly exercising the Over-Subscription Privilege in proportion to the number of shares of Common Stock each such person owned as of the Record Date. If any eligible person subscribes for a fewer number of shares pursuant to the Over-Subscription Privilege than otherwise allocated to such person pursuant to this pro rata allocation, then such person will be allocated only that number of shares for which the person over-subscribed, and the remaining shares of Common Stock will be allocated among all other persons exercising in full their Over-Subscription Privilege on a pro rata basis in proportion to the number of shares allocated to such persons pursuant to their Over-Subscription Privileges. The proration process will be repeated until all shares of Common Stock have been allocated or all Over-Subscription Privilege requests have been satisfied, whichever occurs earlier.
You will be required to submit payment in full for all of the shares of Common Stock you wish to purchase pursuant to the exercise of your Subscription Rights, including both the Basic Subscription Privilege and the Over-

Subscription Privilege. As soon as practicable after the Expiration Date, BNY Mellon Shareowner Services, which is acting as the Company's subscription agent and information agent in the Rights Offering, will determine the number of shares of Common Stock that you may purchase pursuant to the Over-Subscription Privilege. If you request and pay for more shares than are allocated to you, BNY Mellon Shareowner Services will refund the overpayment promptly, without interest or penalty.
The Subscription Rights are evidenced by subscription rights certificates and election forms registered in the names of the record holders of the shares of Common Stock for which the Subscription Rights are being distributed. Subscription Rights are non-transferable, meaning that they may not be sold, transferred, or assigned by the holder of the Subscription Rights to any other party. If you do not exercise your Subscription Rights before the Expiration Date, then they will expire and you will have no further rights under them.
THE ENCLOSED MATERIALS ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES OF COMMON STOCK WHICH ARE CARRIED BY US IN YOUR ACCOUNT BUT ARE NOT REGISTERED IN YOUR NAME. EXERCISES OF THE SUBSCRIPTION RIGHTS DISTRIBUTED WITH RESPECT TO THESE SHARES MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.
Accordingly, we are hereby requesting that you instruct us as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms of the Rights Offering and subject to the conditions set forth in the Prospectus. We urge you to read the Prospectus and other enclosed materials carefully and in their entirety before instructing us to exercise your Subscription Rights.
If you wish to have us, on your behalf, exercise the Subscription Rights for any shares of Common Stock to which you are entitled, please so instruct us by timely completing, executing, and returning to us the enclosed Beneficial Owner Election Form with any required payment.
Your instructions to us, together with any required payment, should be forwarded as promptly as possible in order to permit us to exercise the Subscription Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire 5:00 p.m., New York time, on the Expiration Date. Accordingly, the enclosed Beneficial Ownership Election Form must be completed and returned, together with any required payment, such that it will be actually received by us by 5:00 p.m., New York time, on December 21, 2011, the last business day prior to the scheduled Expiration Date of the Rights Offering. Once you have exercised any of your Subscription Rights, such exercise may not be canceled, revoked or otherwise amended.
Additional copies of the enclosed materials may be obtained from BNY Mellon Shareowner Services. You may also contact BNY Mellon Shareowner Services if you have any questions regarding the Rights Offering or require any assistance in exercising your Subscription Rights at (800) 777-3674 (toll free) if you are located within the U.S., Canada or Puerto Rico, or at (201) 680-6579 (collect) if you are located outside the U.S.